Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of May 5, 2023, by and among WeWork Inc., a Delaware corporation (“WeWork” or the “Company”), WeWork Companies LLC, a Delaware limited liability company (the “Issuer”), WW Co-Obligor Inc., a Delaware corporation (“Co-Obligor” and, together with the Issuer, the “Issuers” and the Issuers collectively with the Company, the “WeWork Parties” and each, a “WeWork Party”), SVF II Aggregator (Jersey) LP, a limited partnership established in Jersey (“SVF II Aggregator”), acting by its general partner, SVF II GP (Jersey) Limited, SVF II WW Holdings (Cayman) Limited, a Cayman Islands exempted company (“SVF II WW Holdings” and, together with SVF II Aggregator, the “SoftBank Unsecured Noteholders”), and SoftBank Vision Fund II-2 L.P., a limited partnership established in Jersey (“SVF II” and, together with the SoftBank Unsecured Noteholders, the “SoftBank Parties”), acting by its manager, SB Global Advisers Limited, a limited company incorporated under the laws of England and Wales.

RECITALS

WHEREAS, (i) $1,650,000,000 in aggregate principal amount of the Issuers’ 5.00% Senior Notes due 2025, Series I (the “Series I Notes”), have been issued and are outstanding pursuant to that certain Amended and Restated Senior Notes Indenture, dated as of December 16, 2021 (as amended, supplemented, waived or otherwise modified from time to time, the “2021 Indenture”), by and among the Issuers, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “2021 Trustee”), (ii) $550,000,000 in aggregate principal amount of the Issuers’ 5.00% Senior Notes due 2025, Series II (the “Series II Notes”), have been issued and are outstanding pursuant to the 2021 Indenture, (iii) $669,000,000 in aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2025 (the “2025 Notes” and, together with the Series II Notes, the “Public Unsecured Notes”) have been issued and are outstanding pursuant to that certain Senior Notes Indenture, dated as of April 30, 2018 (as amended, supplemented, waived or otherwise modified from time to time, the “2018 Indenture”), by and among the Issuers, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, and (iv) $300,000,000 in aggregate principal amount of the Issuers’ Senior Secured Notes due 2025 (the “Secured Notes” and, together with the Series I Notes, the “SoftBank Notes”) have been issued and are outstanding pursuant to that certain Senior Secured Notes Indenture, dated as of January 3, 2023 (as amended, supplemented, waived or otherwise modified from time to time, the “Secured Indenture” and, together with the 2021 Indenture, the “SoftBank Indentures”), by and among the Issuers, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Secured Notes Trustee”), and collateral agent (in such capacity, the “Collateral Agent”);

WHEREAS, as of the date hereof, all outstanding Series I Notes are held by SVF II Aggregator and SVF II WW Holdings, and all outstanding Secured Notes are held by SVF II;

WHEREAS, (i) the Series I Notes were sold by the Issuers pursuant to that certain Master Senior Unsecured Notes Note Purchase Agreement, dated as of December 27, 2019 (as amended, waived or otherwise modified from time to time, the “Unsecured NPA”), by and among the Issuers and StarBright WW LP, a Cayman Islands exempted limited partnership (“StarBright”), acting by its general partner StarBright Limited, a Cayman Islands exempted company, and (ii) the Secured

Notes were sold by the Issuers pursuant to that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended, waived or otherwise modified from time to time, including by that certain Amendment No. 2, dated as of November 9, 2022 (“Amendment No. 2 to the Secured NPA”), the “Secured NPA”), by and among the Issuers and SVF II (as successor to StarBright);

WHEREAS, the WeWork Parties, the SoftBank Parties and certain other parties have entered into that certain Transaction Support Agreement, dated as of March 17, 2023 (as amended, waived or otherwise modified from time to time, the “TSA”), pursuant to which, among other things, the WeWork Parties and the SoftBank Parties have agreed to consummate the transactions contemplated by this Agreement;

WHEREAS, in accordance with the TSA, on April 3, 2023, the Issuers commenced (a) certain offers to exchange (the “Exchange Offers”) all outstanding Public Unsecured Notes for certain newly issued securities and (b) consent solicitations (the “Consent Solicitations”) from holders of outstanding Public Unsecured Notes to amend the 2018 Indenture and 2021 Indenture, in each case as set forth in, and in accordance with the terms and conditions of, a confidential offering memorandum and consent solicitation statement, dated April 3, 2023 (as amended, supplemented or otherwise modified from time to time, the “Offering Memorandum”);

WHEREAS, the Exchange Offers and Consent Solicitations expired on May 1, 2023 and the Issuers intend to settle the Exchange Offers substantially concurrently with the Closing (as defined below);

WHEREAS, on April 24, 2023, the Company held a special meeting of its stockholders during which, among other things, the following proposals were approved: (i) the adoption of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that the Company will have authority to issue from 1,500,000,000 shares to 4,874,958,334 shares (the “Authorized Shares Proposal”) and (ii) the approval, for purposes of the rules of the New York Stock Exchange (“NYSE”), of the potential issuance of more than 19.99% of the outstanding shares, including more than one percent of the outstanding shares to a Related Party (as defined in the rules of the NYSE), of Class A Common Stock and the Company’s Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”), in connection with certain transactions contemplated by the TSA, including the Exchange (as defined below);

WHEREAS, on April 24, 2023, following the approval of the Authorized Shares Proposal, the Company entered into, and filed with the Secretary of State of the State of Delaware, a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company;

WHEREAS, subject to the terms and conditions set forth herein, at Closing, the WeWork Parties and the SoftBank Parties desire to consummate the following transactions:

(A) the SoftBank Unsecured Noteholders and the Issuers desire to exchange (the “Exchange”):

(i) $250,000,000 in aggregate principal amount of Series I Notes for (x) $187,500,000 in aggregate principal amount of the Issuers’ 11.00% Second Lien Senior Secured PIK Exchangeable Notes due 2027 (the “Second Lien Notes”) issued pursuant to an indenture, dated as of the date of Closing, by and among the Issuers, the guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Second Lien Trustee”) and collateral agent (in such capacity, the “Second Lien Collateral Agent”), in the form attached as Exhibit A hereto (the “Second Lien Indenture”) and delivered by the Issuer to SVF II Aggregator, and (y) 40,601,992 shares of Class A Common Stock delivered by the Issuer to SVF II WW Holdings following the Shares Contribution (as defined below),

(ii) $359,500,000 in aggregate principal amount of Series I Notes for (x) $269,625,000 in aggregate principal amount of the Issuers’ 12.00% Third Lien Senior Secured PIK Exchangeable Notes due 2027 (the “Third Lien Notes” and, collectively with the Second Lien Notes and the Shares, the “Securities”) issued pursuant to an indenture, dated as of the date of Closing, by and among the Issuers, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Third Lien Trustee”) and collateral agent (in such capacity, the “Third Lien Collateral Agent”), in the form attached as Exhibit B hereto (the “Third Lien Indenture”) and delivered by the Issuer to SVF II Aggregator, and (y) 58,385,664 shares of Class A Common Stock delivered by the Issuer to SVF II WW Holdings following the Shares Contribution, and

(iii) $1,040,500,000 in aggregate principal amount of Series I Notes for 1,013,912,949 shares of Class A Common Stock delivered by the Issuer to SVF II WW Holdings following the Shares Contribution; and

(B) in connection with the consummation of the Redemption (as defined below), and subject to the substantially concurrent payment in cash by the Issuer to SVF II of (i) $10.0 million representing the full Commitment Premium (as defined in Amendment No. 2 to the Secured NPA) and (ii) the Redemption Price (as defined below), the Issuers and SVF II, constituting all parties to the Secured NPA, desire to terminate the Secured NPA and enter into a first lien senior secured notes note purchase agreement in the form attached as Exhibit C hereto (the “First Lien NPA”);

WHEREAS, (i) the Company owns all of the equity interest in WW Holdco LLC, a Delaware limited liability company (“WW Holdco”), (ii) WW Holdco owns all of the equity interest in The We Company MC LLC, a Delaware limited liability company (“WeWork GP”), (iii) WeWork GP is the general partner of The We Company Management Holding L.P., a Cayman Islands exempted limited partnership (“WeWork Partnership”) and (iv) WeWork Partnership owns all of the equity interest in the Issuer;

WHEREAS, on April 21, 2023, the Issuer provided a notice of conditional redemption under the Secured Indenture to redeem all of the Secured Notes outstanding on May 5, 2023 at a redemption price (the “Redemption Price”) equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, such redemption date, conditioned upon the substantially concurrent consummation of the Exchange Offers (the “Redemption”); and

WHEREAS, on the date hereof, the Company, WW Holdco, WeWork GP, WeWork Partnership and the Issuer entered into a Contribution Agreement pursuant to which, among other things and subject to the terms and conditions set forth therein, and in order to consummate those certain exchanges of the Issuers’ debt securities for a certain number of shares of Class A Common Stock as contemplated by this Exchange Agreement and the Exchange Offers, (i) the Company issued a certain number of shares of Class A Common Stock, including 1,112,900,605 shares of Class A Common Stock (the “Shares”), which Shares represent the total number of shares of Class A Common Stock issuable in the Exchange, and immediately contributed, assigned and transferred the Shares to WW Holdco as an additional capital contribution in respect of the Company’s equity interest in WW Holdco, and WW Holdco accepted all of the Company’s right, title and interest in the Shares (the “WW Holdco Contribution”), (ii) immediately upon the WW Holdco Contribution, WW Holdco contributed, assigned and transferred the Shares to WeWork GP as an additional capital contribution in respect of WW Holdco’s equity interest in WeWork GP, and WeWork GP accepted all of WW Holdco’s right, title and interest in the Shares (the “WeWork GP Contribution”), (iii) immediately upon the WeWork GP Contribution, WeWork GP contributed, assigned and transferred the Shares to WeWork Partnership in exchange for a number of additional Class A Common Units (as defined in the Partnership Agreement) of WeWork Partnership equal to the number of Shares transferred by WeWork GP to WeWork Partnership taking into account the Adjustment Factor (as defined in the Partnership Agreement) at the time, and WeWork Partnership accepted all of WeWork GP’s right, title and interest in the Shares (the “WeWork Partnership Contribution”) and (iv) immediately upon the WeWork Partnership Contribution, WeWork Partnership contributed, assigned and transferred the Shares to the Issuer as an additional capital contribution in respect of WeWork Partnership’s equity interest in the Issuer, and the Issuer accepted all of WeWork’s Partnership right, title and interest in the Shares (the “Issuer Contribution” and, collectively with the WW Holdco Contribution, the WeWork GP Contribution and the WeWork Partnership Contribution, the “Shares Contribution”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Transactions. Subject to the terms and conditions set forth in this Agreement, effective upon the Closing:

(a) Exchange. Immediately following the Shares Contribution, the Issuers and the SoftBank Unsecured Noteholders shall exchange (i) $250,000,000 in aggregate principal amount of Series I Notes for (x) $187,500,000 in aggregate principal amount of Second Lien Notes issued by the Issuers to SVF II Aggregator pursuant to the Second Lien Indenture and (y) 40,601,992 shares of Class A Common Stock transferred by the Issuer to SVF II WW Holdings and held in book-entry form by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), for the account of SVF II WW Holdings, (ii) $359,500,000 in aggregate principal amount of Series I Notes for (x) $269,625,000 in aggregate principal amount of Third Lien Notes issued by the Issuers to SVF II Aggregator pursuant to the Third Lien Indenture and (y) 58,385,664 shares of Class A Common Stock transferred by the Issuer to SVF II WW Holdings and held in book-entry form by the Transfer Agent for the account of SVF II WW Holdings, (iii) $1,040,500,000 in aggregate principal amount of Series I Notes for 1,013,912,949 shares of Class A Common Stock transferred by the Issuer to SVF II WW Holdings and held in book-entry form by the Transfer Agent for the account of SVF II WW Holdings.

(b) Rollover. Substantially concurrently with the consummation of the Redemption and the receipt by SVF II of the payment in cash of the Commitment Premium and the Redemption Price, the Issuers and SVF II shall enter into the First Lien NPA and the Secured NPA shall hereby be terminated.

2. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall be held remotely by exchange of documents and signatures (or their electronic counterparts) on the date hereof following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Section 6 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), unless another date, time or place is agreed to in writing by the WeWork Parties and the SoftBank Parties.

3. Representations and Warranties of the SoftBank Parties. The SoftBank Parties hereby represent and warrant to the WeWork Parties, as of the date hereof and, solely to the extent the Closing occurs on a date other than the date hereof, as of the Closing, as follows:

(a) Title to the Notes. Each of the SoftBank Parties, as applicable, are the sole owners of the Series I Notes and the Secured Notes, as applicable, have good and valid title to the Series I Notes and the Secured Notes, respectively, free and clear of all Liens, equities or adverse claims and, upon delivery of the certificates representing the definitive Series I Notes and Secured Notes at Closing, the Issuer will obtain good and valid title to the Series I Notes and Secured Notes, free and clear of all Liens, equities or adverse claims. Except for this Agreement and the TSA, none of the SoftBank Parties or any of their respective Affiliates is party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any SoftBank Notes (or any rights or interests of any nature whatsoever in or with respect to any SoftBank Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the SoftBank Notes or the SoftBank Indentures.

(b) Existence; Authority; Binding Effect. Each of the SoftBank Parties is validly existing and in good standing under the Laws of the state of its organization (to the extent such concept exists in such jurisdiction), and has all requisite corporate, partnership, limited liability company, or other organizational power and authority to enter into this Agreement and to carry out the transactions contemplated herein, and to perform its respective obligations under this Agreement and the other documents contemplated herein. Except as expressly provided in this Agreement, each of the SoftBank Parties has all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the transactions contemplated by, and perform its respective obligations under, this Agreement. This Agreement is a legal, valid, and binding obligation of each of the SoftBank Parties, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Violation. Except as expressly provided in this Agreement, the entry into and performance by each of the SoftBank Parties of, and the transactions contemplated by, this Agreement do not, and will not, (i) violate any provision of Law, rule, or regulation applicable to such SoftBank Party or any of its subsidiaries or conflict in any material respect with any Law or regulation applicable to such SoftBank Party or its articles of association, memorandum of association, or other constitutional documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which such SoftBank Party or any of its subsidiaries is a party.

(d) Consents and Approvals. No consent or approval is required by any other Person or Entity in order for any of the SoftBank Parties to effectuate the transactions contemplated by, and perform its respective obligations under, this Agreement.

(e) Transfer Restrictions. The issuance, offer and exchange of the Securities is intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Each SoftBank Party acknowledges and agrees that restrictions may apply to such SoftBank Party as an affiliate of the Company within the meaning of Rule 144 under the Securities Act.

(f) Ability to Bear Risk and Sophistication. Each SoftBank Party understands that the transactions contemplated by this Agreement and ownership and investment in the Securities involves substantial risk. Each SoftBank Party has such knowledge and experience in financial and business matters, and its financial situation is such, that it is capable of evaluating the merits and risks of its participation in the transactions contemplated by this Agreement and of bearing the economic risk of its investment in the Securities (including the complete loss of such investment).

(g) Qualified Institutional Buyer or Accredited Investor Status. Each SoftBank Party is (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (ii) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act, and in each case is acquiring the Securities for investment purposes and solely for its account and not with a view to further distribution or resale in violation of the Securities Act.

(h) Advice. Each SoftBank Party has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such SoftBank Party and its particular circumstances. The SoftBank Parties and their Representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the WeWork Parties and their Representatives concerning the WeWork Parties, the terms and conditions of the SoftBank Parties’ investment in the applicable Securities and related matters and to obtain all additional information that SoftBank

Parties and their Representatives deemed necessary in evaluating an investment in the Securities and entering into this Agreement. The SoftBank Parties and their respective Affiliates are not relying, and have not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the WeWork Parties or their Representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties expressly made by the WeWork Parties in this Agreement.

(i) Privately Negotiated Sale. The Softbank Parties acknowledge that the terms of this Agreement have been mutually negotiated between the SoftBank Parties and the WeWork Parties. Each SoftBank Party was given a meaningful opportunity to negotiate the terms of this Agreement. Each SoftBank Party acknowledges that it had a sufficient amount of time to consider whether to enter into this Agreement and such SoftBank Party was not pressured, and had adequate time, to respond to the opportunity to enter into this Agreement. Each SoftBank Party acknowledges that it did not become aware of the transactions contemplated by this Agreement or the TSA through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(j) No Other Representations or Warranties. Except for the representations and warranties contained in Section 4 hereof, none of the WeWork Parties nor any of their Representatives nor any other Person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the WeWork Parties, this Agreement or the transactions contemplated hereby and the SoftBank Parties disclaim any reliance on any representation or warranty of the WeWork Parties or any of their Representatives except for the representations and warranties expressly set forth in Section 4 hereof.

4. Representations and Warranties of the WeWork Parties. Except as disclosed in all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the Securities and Exchange Commission by the WeWork Parties’ (the “SEC Documents”) and publicly available on the United States Securities and Exchange Commission’s (the “Commission”) Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof, the WeWork Parties represent and warrant to the SoftBank Parties, as of the date hereof and, solely to the extent the Closing occurs on a date other than the date hereof, as of the Closing, as follows:

(a) Organization and Qualification. Each of the WeWork Parties is duly organized and is validly existing and in good standing (or, if applicable, the equivalent in the applicable jurisdiction) under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing (or, if applicable, the equivalent in the applicable jurisdiction) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct its business as described or incorporated by reference in the SEC Documents, except where the failure to be so qualified, in good standing or have such power or authority would not have an Issuer Material Adverse Effect. Each of the WeWork Parties is the record and beneficial owner of and has good and valid title to all of the issued and outstanding equity ownership interest of each of its respective Subsidiaries (the “Subsidiary Interests”) free and clear of all Liens (other than Permitted Liens), and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subsidiary Interests other than transfer restrictions imposed by applicable law) (other than limitations or restrictions arising under Permitted Liens). All of the issued and outstanding Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable (if such concepts apply). Other than with respect to Latam Co. B.V. and WeWork Japan GK, there are no: (i) outstanding securities convertible or exchangeable into Subsidiary Interests; (ii) options, warrants, phantom equity rights, notional interests, profits interests, calls, equity equivalents, restricted equity, performance equity, profit participation rights, stock appreciation rights, redemption rights or subscriptions or other rights, agreements or commitments obligating any subsidiary to issue, transfer or sell any Subsidiary Interests; (iii) voting trusts or other agreements or understandings to which any Subsidiary is a party or by which any Subsidiary is bound with respect to the voting, transfer or other disposition of Subsidiary Interests; or (iv) outstanding obligations of any WeWork Party to repurchase, redeem or otherwise acquire any Subsidiary Interests.

(b) Corporate Power and Authority. Each WeWork Party has full right, power and authority to execute and deliver this Agreement, the Second Lien Indenture, the Third Lien Indenture, the Security Documents, the First Lien/Second Lien/Third Lien Intercreditor Agreement and the First Lien NPA (collectively, the “Transaction Documents”), to the extent a party thereto, and to perform its respective obligations hereunder and thereunder; and all action required to be taken by each WeWork Party for the due and proper authorization, execution and delivery of each of the Transaction Documents, to the extent a party thereto, and the consummation by each WeWork Party of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the Closing.

(c) Execution and Delivery; Enforceability. The Transaction Documents have been, or will be on the date of Closing, duly executed and delivered by each WeWork Party, to the extent a party thereto. Each WeWork Party’s obligations hereunder and under each of the other Transaction Documents, to the extent a party thereto, constitute, or will constitute, the valid and legally binding obligations of such WeWork Party enforceable against such WeWork Party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(d) Authorized and Issued Capital Shares. (i) WeWork has an authorized capitalization, and all of the issued shares of capital stock of WeWork have been duly and validly authorized and issued and are fully paid and non-assessable, and conform to the description of the stock contained in the SEC Documents; and (ii) all of the issued shares of capital stock or other equity interests, as applicable, of each Subsidiary of WeWork have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by WeWork, free and clear of all liens, encumbrances, equities or claims (other than Permitted Liens); and, (iii) the stockholders of WeWork have no warrants, options, subscriptions, convertible or exchange securities or preemptive or similar rights in respect of its capital stock. As of the date hereof, and after giving effect to the transactions contemplated by the TSA, the authorized capital stock of WeWork consisted of (i) 4,874,958,334 shares of Class A Common Stock, of which 2,109,845,033 would have been issued and outstanding, (ii) 25,041,666 shares of Class C common stock, par value $0.0001 per share, of which 19,938,089 would have been issued and outstanding and (iii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no share has been issued and is outstanding.

Except for this Agreement and as disclosed in publicly available information, including the SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities, other than in connection with the transactions contemplated by the TSA including the term sheet attached thereto, or other similar rights, agreements or commitments relating to the issuance of capital stock to which WeWork is a party obligating WeWork to issue, transfer or sell any shares or other equity interests of WeWork or securities convertible into, exchangeable or exercisable for such shares or equity interests of WeWork.

(e) Shares. The Shares have been duly authorized by WeWork and, when issued and delivered to SVF II WW Holdings in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under WeWork’s certificate of incorporation and bylaws or under the laws of the State of Delaware or pursuant to any agreement or other instrument to which WeWork is a party or by which it is otherwise bound.

(f) Second Lien Notes and Third Lien Notes. The Second Lien Notes and the Third Lien Notes were duly authorized by the Issuers, and when duly executed, authenticated, issued and delivered by the Second Lien Trustee or the Third Lien Trustee, as applicable, as provided in the Second Lien Indenture or the Third Lien Indenture, as applicable, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the Second Lien Indenture or the Third Lien Indenture, as applicable.

(g) No Conflict. The execution, delivery and performance by the WeWork Parties of each of the Transaction Documents to which it is a party, and compliance by the WeWork Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (i) with respect to the issuance of the Shares, will be conducted in accordance with the rules and regulations of the NYSE or the rules of such other applicable stock exchange on which WeWork’s shares of Class A Common Stock are then listed and (ii) do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification, acceleration or require a consent, approval or other authorization, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any WeWork Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which each such WeWork Party is a party or by which each such WeWork Party is bound or to which any of the property or assets of each such WeWork Party is subject; (B) the organizational documents of each such WeWork Party; or (C) result in the violation of any law or any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority except, that , in the cases of clause of clauses (A) and (C) above, for any such conflict breach, violation, default , lien charge or encumbrance that would not be reasonably excepted to have an Issuer Material Adverse Effect.

(h) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the WeWork Parties of each of the Transaction Documents to which each is a party, and compliance by the WeWork Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as described or incorporated by reference in the SEC Documents, (ii) as may be required under applicable state securities laws and applicable rules and regulations under such laws in connection with the purchase of the Shares, the Second Lien Notes, the Third Lien Notes and the notes issuable under the First Lien NPA, or (iii) such consents, approvals, authorizations, orders and registrations or qualifications that, if not obtained, would not reasonably expected to have an Issuer Material Adverse Effect.

(i) Registration and Listing. As of the date hereof, WeWork’s shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of WeWork, threatened in writing against WeWork by NYSE or the Commission with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of the shares of Class A Common Stock on NYSE. WeWork has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act or the listing of the shares of Class A Common Stock on NYSE.

(j) No Registration. Assuming the accuracy of the SoftBank Parties’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer, sale or issuance, as applicable, of (i) the Shares by WeWork and transfer thereof by the Issuer to SVF II WW Holdings and (ii) the Second Lien Notes and Third Lien Notes by the Issuers to SVF II Aggregator, in each case in the manner contemplated by this Agreement.

(k) No Solicitation. Neither the WeWork Parties nor any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the transactions contemplated hereby.

(l) Arms’-Length. The WeWork Parties agree that SoftBank Parties are acting solely in the capacity of an arm’s-length contractual counterparty with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of any WeWork Party and none of the SoftBank Parties is advising any WeWork Party as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

(m) Financial Statements. The (i) audited consolidated balance sheets of WeWork as of December 31, 2022, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2022 and the related notes thereto as filed in WeWork’s Annual Report on Form 10-K for such year (collectively, the “Financial Statements”) present fairly in all material respects the consolidated financial position of WeWork and its consolidated Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified, subject to customary year-end audit adjustments and the absence of certain footnotes in the case of the unaudited quarterly financial statements. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) as applied on a consistent basis throughout the periods covered thereby (except as disclosed therein).

(n) SEC Documents. Since December 31, 2021, the WeWork Parties have filed all required reports, schedules, forms and statements with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such SEC Documents. No SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o) No Violation; Compliance with Laws. None of the WeWork Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any WeWork Party is a party or by which the any WeWork Party is bound or to which any property or asset of any WeWork Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) except as would not reasonably expected to have, an Issuer Material Adverse Effect.

(p) Investment Company Act. None of the WeWork Parties is, and after giving effect to the offering and sale of the Securities pursuant to the transactions contemplated hereby will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(q) Security Documents; Intercreditor Agreements. On or prior to the Closing, each of the Security Documents and First Lien/Second Lien/Third Lien Intercreditor Agreement will have been duly authorized, executed and delivered by the Issuers and the Guarantors party thereto, and will constitute a legal, valid and binding obligations of the Issuers and such Guarantors, enforceable against the Issuers and such Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Security Documents, when executed and delivered in connection with the issuance of the Second Lien Notes and Third Lien Notes, will create in favor of the applicable collateral trustee for the benefit of itself, the applicable trustee and SVF II Aggregator, legal, valid and enforceable security interests in the Collateral and, upon the making of such filings and taking of such other actions required to be taken by the applicable Security Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each of the Notes Issuers and the Guarantors, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the taking of the other actions, in each case as further described in the Security Documents), the liens on such Collateral in favor of the applicable collateral agent for the benefit of itself, the applicable trustee and SVF II Aggregator will constitute perfected and continuing second-priority or third-priority liens, as the case may be, and prior to (except as otherwise provided for in the Second Lien Indenture or Third Lien Indenture and the relevant Security Documents) the liens of all third Persons other than Permitted Liens.

(r) No Knowledge of Events. None of the WeWork Parties has actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or Entity, would prevent it from taking any action required of it under this Agreement.

(s) No Integration. None of the WeWork Parties nor any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the issuance, offer and exchange of the Shares in a manner that would require registration of the Shares under the Securities Act.

(t) No Other Representations or Warranties. Except for the representations and warranties contained in Section 3 hereof, none of the SoftBank Parties nor any of their Representatives has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement and the WeWork Parties disclaim any reliance on any representation or warranty of the SoftBank Parties or any of their Representatives, except for the representations and expressly set forth in Section 3 hereof.

5. Tax Matters.

(a) The Parties hereto acknowledge and agree that for U.S. federal (and applicable state and local) income tax purposes that (i) the exchange of Series I Notes for the Securities is intended to be treated as a transaction described in Section 1001 of the Code, except to the extent of accrued but unpaid interest on the Series I Notes and (ii) the exchange of Series I Notes for Shares, together with the WeWork Partnership Contribution, is intended to be treated as a transaction described in Treasury Regulations Section 1.1032-3. The Parties hereto shall file all tax returns consistent with the forgoing intended tax treatment and shall not take any position that is inconsistent with the foregoing treatment, unless otherwise required by applicable law or pursuant to a final “determination” within the meaning of Section 1313 of the Code.

(b) Each WeWork Party shall be entitled to deduct and withhold from any amounts payable or deliverable by such WeWork Party hereunder (including by reducing the number of Shares to be issued), the amount of any tax required by applicable law to be deducted or withheld by such WeWork Party. In the event any such amounts are so deducted or withheld, any deducted or withheld amounts shall be treated for all purposes of this Agreement as paid to the SoftBank Parties. Notwithstanding the foregoing, the applicable WeWork Party shall use commercially reasonable efforts to notify the applicable SoftBank Party upon becoming aware that any such deduction or withholding is required. The Parties shall cooperate in good faith to report and mitigate any such deduction or withholding.

(c) The SoftBank Parties shall use commercially reasonable efforts to provide promptly to the WeWork Parties such information regarding the direct and indirect equity ownership of the WeWork Parties as is reasonably requested by the Company in writing such that the Company can determine its percentage ownership change under Section 382 of the Code as of the “testing date” that is the date of Closing taking into account the transactions contemplated hereby; provided that the SoftBank Parties shall not be required to provide any information that it is not legally permitted to provide or that it cannot obtain without unreasonable effort or expense.

6. Closing Conditions.

(a) The obligation of the SoftBank Parties to effect the transactions contemplated hereby and to execute and deliver (or cause to be executed and delivered) related documents at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(i) Substantially concurrently with or prior to the Closing, the Exchange Offers and Consent Solicitations shall have been consummated;

(ii) Substantially concurrently with or prior to the Closing, the SoftBank Unsecured Noteholders shall have received payment representing all accrued and unpaid interest, if any, on the Series I Notes subject to the Exchange to, but excluding, the date of Closing, by wire transfer of United States dollars in immediately available funds to the account or accounts specified by the SoftBank Unsecured Noteholders;

(iii) Substantially concurrently with or prior to the Closing, the Second Lien Indenture, the First Lien/Second Lien/Third Lien Intercreditor Agreement and the applicable Security Documents shall have been executed by the Issuers, the Guarantors, the Second Lien Trustee and the Second Lien Collateral Agent, as applicable, and the Issuers shall have delivered, or caused to be delivered, to SVF II Aggregator an executed copy of a definitive note representing the Second Lien Notes;

(iv) Substantially concurrently with or prior to the Closing, the Third Lien Indenture, the First Lien/Second Lien/Third Lien Intercreditor Agreement and applicable Security Documents shall have been executed by the Issuers, the Guarantors, the Third Lien Trustee and the Third Lien Collateral Agent, as applicable, and the Issuers shall have delivered, or caused to be delivered, to SVF II Aggregator an executed copy of a definitive note representing the Third Lien Notes;

(v) Substantially concurrently with or prior to the Closing, the Redemption shall have been consummated;

(vi) Substantially concurrently with or prior to the Closing, SVF II shall have received payment of the Commitment Premium by wire transfer of United States dollars in immediately available funds to the account specified by SVF II;

(vii) Substantially concurrently with or prior to the Closing, the Issuer shall have transferred the Shares to SVF II WW Holdings and the Company shall have caused the Transfer Agent to hold the Shares in book-entry form for the account of SVF II WW Holdings;

(viii) The representations and warranties of the WeWork Parties contained in Section 4 hereof and Section 4 of the First Lien NPA shall be true and correct in all material respects as of the date of this Agreement and, solely to the extent that the Closing occurs on a date other than the date hereof, as of the Closing, with the same force and effect as though made on and as of such date (except to the extent any representation or warranty includes the word “material” or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects);

(ix) The WeWork Parties shall not be in material breach of the covenants and obligations of this Agreement required to be performed or complied with by them as of the Closing;

(x) There shall be no pending litigation and, to the knowledge of the WeWork Parties, there shall be no threatened litigation, action, proceeding, investigation or labor controversy, in each case by any Governmental Body, other securityholder of the WeWork Parties or other Person which purports to affect the legality, validity or enforceability of this Agreement and the transactions contemplated hereby; and

(xi) No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Body that prohibits or makes illegal this Agreement or the transactions contemplated hereby.

(b) The obligation of the WeWork Parties to effect the transactions contemplated hereby and to execute and deliver (or cause to be executed and delivered) related documents at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(i) The SoftBank Unsecured Noteholders shall have delivered, in accordance with the terms of the 2021 Indenture, to the Issuer (or its designee) (A) the physical certificate numbered PP-2 representing $250,000,000 aggregate principal amount of Series I Notes; (B) the physical certificate numbered PP-3 representing $359,500,000 aggregate principal amount of Series I Notes; and (C) the physical certificate numbered PP-4 representing $1,040,500,000 aggregate principal amount of Series I Notes and all other documents, consents and instruments reasonably requested by the Issuer or the 2021 Trustee to effect the transfer and cancellation of the Series I Notes and the SoftBank Unsecured Noteholders shall have provided all documents, consents and instruments requested by the 2021 Trustee to effect the satisfaction and discharge of the 2021 Indenture;

(ii) SVF II shall have delivered, in accordance with the terms of the Secured Indenture, to the Issuer (or its designee) the physical certificates numbered PP-1 and PP-2 representing the full aggregate principal amount of Secured Notes outstanding and all other documents, consents and instruments reasonably requested by the Issuer or the Secured Notes Trustee to effect the transfer and cancellation of the Secured Notes and SVF II shall have provided all documents, consents and instruments requested by the Secured Notes Trustee to effect the satisfaction and discharge of the Secured Indenture;

(iii) The SoftBank Parties shall have delivered to the Company properly completed and duly executed applicable IRS Form W-8s, together with all required attachments, from the SoftBank Parties, or, if applicable, the first regarded parent of the SoftBank Parties for U.S. federal income tax purposes;

(iv) The representations and warranties of the SoftBank Parties contained in Section 3(a) hereof shall be true and correct in all respects, and all other representations and warranties of the SoftBank Parties contained in Section 3 hereof shall be true and correct in all material respects, on and as of the date hereof and, solely to the extent that the Closing occurs on a date other than the date hereof, as of the Closing, with the same force and effect as though made on and as of such date (except to the extent any representation or warranty includes the word “material” or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct in all respects);

(v) The SoftBank Parties shall not be in material breach of the covenants and obligations of this Agreement required to be performed or complied with by them as of the Closing; and

(vi) No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Body that prohibits or makes illegal this Agreement or the transactions contemplated hereby.

7. Miscellaneous.

(a) Amendments and Waivers. (i) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 7(a).

(ii) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by the Softbank Parties and the WeWork Parties.

(iii) The waiver by any SoftBank Party or any WeWork Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any SoftBank Party or WeWork Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

(b) Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

If to the WeWork Parties:

c/o WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, New York 10019

Email: ####

Attention: Chief Legal Officer

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Email: ####; ####

Attention: Sophia Hudson, P.C. and Jennifer Lee

If to the SoftBank Parties:

Softbank Vision Fund II-2 L.P.

c/o SB Global Advisers Limited

69 Grosvenor Street

London, X0 W1K 3JP

United Kingdom

Email: ####

Attention: Legal Department

SVF II Aggregator (Jersey) L.P.

47 Esplanade

St Helier, Jersey

JE1 0BD

Email: ####

Attention: Legal Department

SVF II WW Holdings (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

Email: ####

Attention: Legal Department

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Email: ####

Attention: Corey Chivers

Any notice given by delivery, mail, or courier shall be effective when received.

(c) Titles and Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(d) Execution in Counterparts. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

(e) GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the jurisdiction of each such court described in this Section 7(e), solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding.

(f) TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party hereto (a) certifies that, as of the date hereof, no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7(f).

(g) Limitation on Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

(h) Complete Agreement. Except as otherwise explicitly provided herein, this Agreement and the TSA and all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties hereto with respect thereto.

(i) Certain Definitions and Interpretive Principles. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:

(i) “Affiliate” or “Affiliated” has the meaning set forth in Rule 405 under the Securities Act; provided, however, that for the purposes of this Agreement, the WeWork Parties shall not be deemed an Affiliate of the SoftBank Parties.

(ii) “Collateral” has the meaning set forth in the Second Lien Indenture or Third Lien Indenture, as the case may be.

(iii) “Entity” means any person, individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Body or any agency or political subdivision of any Governmental Body, or any other entity, whether acting in an individual, fiduciary, or other capacity.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

(v) “First Lien/Second Lien/Third Lien Intercreditor Agreement” means that certain First Lien/Second Lien/Third Lien Intercreditor Agreement, in form and substance satisfactory to the parties hereto, and acknowledged by the Issuer, the Co-Obligor and the Guarantors.

(vi) “Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange).

(vii) “Issuer Material Adverse Effect” means any event, which individually, or together with all other events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, operations, assets, properties, or financial condition of the WeWork Parties, taken as a whole, or (b) the ability of the WeWork Parties, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated hereby, in each case, except to the extent such event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) [Reserved]; (ii) any changes after the date hereof in applicable law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of the Transaction Documents or the transactions contemplated thereby; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the WeWork Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) [Reserved]; (vi) any action taken at the express written request of the SoftBank Parties or taken by the SoftBank Parties, including any breach of this Agreement by the SoftBank Parties; (vii) any failure by the WeWork Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); or (viii) any events or developments arising from or related to the breach of this Agreement by the SoftBank Parties; provided that the exceptions set forth in clauses (i), (ii) and (v) of this definition shall apply to the extent that such event is disproportionately adverse to the WeWork Parties, taken as a whole, as compared to other companies comparable in size and scale to the WeWork Parties operating in the industries in which the WeWork Parties operate, but in each case, solely to the extent of such disproportionate impact.

(viii) “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction.

(ix) “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.

(x) “Partnership Agreement” means the Third Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P., as in effect as of the date of Closing.

(xi) “Party” means any SoftBank Party or WeWork Party, and “Parties” mean the SoftBank Parties and the WeWork Parties.

(xii) “Permitted Liens means (a) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that any reserves required pursuant to GAAP have been made in respect thereof; (b) mechanics’ Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of the WeWork Parties that are in respect of amounts not more than thirty (30) days overdue or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Body having jurisdiction over such Real Property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property as being presently used or intended to be used; (d) easements, covenants, conditions, restrictions and other similar matters and other title defects, in each case that do not or would not materially impair the use or occupancy of such Real Property as currently used or occupied or intended to be used or occupied or the operation of the WeWork Parties’ business; (e) any interest or title of a lessor under any leases or subleases entered into by any of the WeWork Parties in the ordinary course of business; (f) statutory Liens; and (g) Liens securing existing indebtedness (to the extent existing as of the date hereof).

(xiii) “Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a government entity, an unincorporated organization, a group or any legal Entity or association.

(xiv) “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

(xv) “Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee simple or leased by the WeWork Parties, together with all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

(xvi) “Representatives” means, with respect to any Person, such Person’s Affiliates, directors, officers, partners, employees, members, managers, agents, advisors (including attorneys, accountants, consultants and financial advisors and any representatives of a Person’s advisors) and other representatives.

(xvii) “SEC” means the U.S. Securities and Exchange Commission.

(xviii) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

(xix) “Security Documents” means those certain pledge and security agreements entered into in connection with the Second Lien Notes and Third Lien Notes, together with any agreements (including any intellectual property security agreements) or instruments granting a Lien on the Collateral in favor of the respective collateral trustees for the benefit of itself, the respective trustees and SoftBank Parties. For purposes of this definition, “Lien” shall have the meaning set forth in the Second Lien Indenture or Third Lien Indenture, as the case may be.

(xx) “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

The words such as “herein,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

(j) Parties in Interest; Assignment. This Agreement is intended to bind and inure to the benefit of the Parties hereto and their respective successors. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party hereto under this Agreement may not be assigned, delegated, or transferred to any other Person or Entity.

(k) Adjustments. If at any time after the date of this Agreement and prior to the Closing, any change in the outstanding shares of capital stock of the Company (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, stock split (including a reverse stock split), combination, exchange or readjustment of shares, or any stock dividend or stock distribution, or any similar event, in each case, other than pursuant to the transactions contemplated hereby, the number of Shares issuable hereunder or as contemplated hereby and the price thereof, and any other similarly dependent items shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such action.

(l) Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party hereto remain valid, binding, and enforceable.

(m) Further Assurances. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated hereby.

(n) Specific Performance. It is understood and agreed by the Parties hereto that money damages would be an insufficient remedy for any breach of this Agreement by any Party hereto, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party hereto to comply promptly with any of its obligations hereunder.

(o) Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

(p) Rules of Construction. This Agreement is the product of negotiations among the WeWork Parties and the SoftBank Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The WeWork Parties and the SoftBank Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

(q) Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including pursuant to Section 7(a), or otherwise, including a written approval by a Party, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including electronic mail) between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, in each case without representations or warranties of any kind on behalf of such counsel.

(r) Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

(s) Waiver. If the transactions contemplated hereby are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Exchange Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

WEWORK PARTIES:

WEWORK INC. WEWORK COMPANIES LLC WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name: Andre J. Fernandez
Title: Chief Financial Officer

[Signature Page to Exchange Agreement]

SOFTBANK PARTIES:

SVF II AGGREGATOR (JERSEY) L.P., acting by its manager, SB Global Advisers Limited

By:	/s/ Navneet Govil
Name: Navneet Govil
Title: Director

[Signature Page to Exchange Agreement]

SVF II WW HOLDINGS (CAYMAN) LIMITED

By:	/s/ Karen Ellerbe
Name: Karen Ellerbe
Title: Director

SOFTBANK VISION FUND II-2 L.P. By: SB Global Advisers Limited, acting as manager of SoftBank Vision Fund II-2 L.P.

By:	/s/ Navneet Govil
Name: Navneet Govil
Title: Director

EXHIBIT A

Form of Second Lien Indenture

EXHIBIT B

Form of Third Lien Indenture

EXHIBIT C

Form of First Lien NPA